Exhibit 10.3

SECOND SUPPLEMENT
TO THE
MASTER CREDIT AGREEMENT

(Revolving Facility)

THIS SECOND SUPPLEMENT TO THE MASTER CREDIT AGREEMENT (“Second Supplement”) is made and entered into as of August 10, 2007, by and between GREAT PLAINS ETHANOL, LLC, d/b/a POET Biorefining - Chancellor, a South Dakota limited liability company, and AGCOUNTRY FARM CREDIT SERVICES, FLCA, a federal land credit association organized under the Farm Credit Act of 1971, as amended. This Second Supplement supplements the Master Credit Agreement between Lender and Borrower dated as of even date herewith (as the same may be amended, restated, or otherwise modified (other than by Supplements entered into pursuant to Section 1.02 thereof) from time to time, the “Master Agreement”).

RECITALS:

A.            Borrower has requested that Lender make available to Borrower a revolving credit facility in the amount of $15 million.

B.            Lender is willing to make such revolving credit facility available to Borrower subject to the terms and conditions hereof.

AGREEMENT:

1.             Definitions. Capitalized terms used and not otherwise defined in this Second Supplement have the meanings attributed to them below or in the Master Agreement. Definitions in this Second Supplement control over inconsistent definitions in the Master Agreement, but only to the extent the defined terms apply to Loans under this Second Supplement. Definitions set forth in the Master Agreement control for all other purposes. As used in this Second Supplement, the following terms have the following meanings:

“Closing Date” means August 10, 2007, for purposes of this Second Supplement.

“LIBOR” means the one month London interbank rate reported on the tenth day of the month by the Wall Street Journal from time to time in its daily listing of money rates, defined therein as “the average of interbank offered rates for dollar deposits in the London market based on quotations at five major banks.”  If a one month LIBOR rate is not reported on the tenth day of such month, the one month LIBOR rate reported on the first Business Day preceding the tenth day of such month will be used. If this index is no longer available, Lender will select a new index which is based on comparable information.

“Margin” means three percentage points (3.00%) (300 basis points) as the same may be adjusted pursuant to Section 5(c) of the First Supplement.

“Revolving Commitment Amount” means an amount not to exceed $15,000,000 initially, as reduced from time to time in accordance with the terms of Section 6 of this Second Supplement and the Master Agreement.

“Revolving Credit Availability Period” means the period from the Closing Date until the Revolving Facility Maturity Date.

“Revolving Facility” means the revolving credit facility established pursuant to this Second Supplement.

“Revolving Facility Maturity Date” means the earlier of (a) July 1, 2018, and (b) the date on which the Obligations have been declared or have automatically become due and payable, whether by acceleration or otherwise.

“Revolving Loan” means a Loan made under the Revolving Facility.

“Revolving Note” means the Revolving Credit Note made by Borrower payable to the order of Lender, dated the date hereof, in the initial aggregate principal amount of $15,000,000 in substantially the form of Exhibit 2A attached hereto.

2.             Effect of Second Supplement. This Second Supplement supplements the Master Agreement, and along with the Master Agreement sets forth the terms and conditions applicable to the Revolving Facility.

3.             Conditions Precedent. Lender will have no obligation under this Second Supplement until each of the following conditions precedent is satisfied or waived in accordance with Section 8.02 of the Master Agreement:

(a)           Lender has received all fees and other amounts due and payable on or prior to the date hereof, including the fees and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower pursuant to any Loan Document or any other agreement with Lender;

(b)           Lender has received Borrower’s counterpart of this Second Supplement and the Revolving Note duly executed and delivered by Borrower;

(c)           Lender has received Borrower’s counterparts of the Master Agreement and all Loan Documents contemplated thereby, in each case duly executed and delivered by Borrower, as well as all other duly executed and delivered instruments, agreements, opinion letters, and documents as Lender may require;

(d)           the representations and warranties set forth in the Master Agreement and each other Loan Document are true and correct in all material respects as of the date hereof;

(e)           all conditions precedent in the Master Agreement and each other Loan Document have been satisfied or waived; and

(f)            no Default or Event of Default has occurred and is continuing.

4.             Establishment of Revolving Facility. Lender hereby establishes in favor of Borrower a revolving credit facility in the amount of the Revolving Commitment Amount. Subject to the terms, conditions, and limitations herein, Borrower may borrow, prepay and re-borrow Revolving Loans from time to time in amounts up to the Revolving Commitment Amount. The aggregate principal amount of the sum of Revolving Loans may not exceed the Revolving Commitment Amount at any time. Borrower may not borrow or reborrow during the continuance of a Default or Event of Default. To request a Revolving Loan, a Responsible Officer will give Lender written notice (or telephonic notice promptly confirmed in writing) of each request for a Revolving Loan substantially in the form of Exhibit 2B attached hereto (a “Revolving Draw Request”) prior to 11:00 a.m. (Fargo, North Dakota Time) three Business Days prior to the requested date of each Advance under the Revolving Facility. Each Revolving Draw Request will be irrevocable and will specify: (a) the aggregate principal amount to be borrowed and (b) the requested funding date (which must be a Business Day).

5.             Conditions to Each Advance. The obligation of Lender to make a Revolving Loan is subject to the satisfaction of the following conditions precedent, unless waived by Lender in accordance with Section 8.02 of the Master Agreement:

(a)           Lender has received a timely Revolving Draw Request;

(b)           at the time of and immediately after giving effect to such Revolving Loan, no Default or Event of Default exists;

(c)           all representations and warranties of Borrower set forth in the Loan Documents are true and correct in all material respects on and as of the date of such Revolving Loan before and after giving effect thereto, except to the extent such representations and warranties relate solely to an earlier period; and

(d)           since the date of the most recent audited financial statements of Borrower delivered to Lender, there has been no change which has had or could reasonably be expected to result in a Material Adverse Effect.

6.             Reduction of Commitment; Repayment and Interest Payments. The Revolving Commitment Amount will be reduced to $7,500,000 on the date one year prior to the Revolving Facility Maturity Date and to $0 on the Revolving Facility Maturity Date. The Revolving Commitment Amount will be further reduced by the amount of any prepayments made which are subject to Section 10 of this Second Supplement. Borrower will immediately pay to Lender any amount of Revolving Loans outstanding that is greater than the Revolving Commitment Amount. Interest accruing on Revolving Loans will be paid in full on the first day of each month prior to the Revolving Facility Maturity Date. All remaining principal and accrued interest and other Obligations related to the Revolving Loans outstanding on Revolving Loans are due and payable on the Revolving Facility Maturity Date.

7.             Interest. Interest on the unpaid principal amount of Revolving Loans will accrue on a variable interest rate equal to LIBOR plus the Margin.

8.             Commitment Fees. Borrower will pay Lender, on the first day of each calendar quarter in arrears, an unused commitment fee equal to 40 basis points (0.40%) per annum of the un-drawn amount of the Revolving Commitment Amount during the Revolving Credit Availability Period.

9.             Reaffirmation of Representations and Warranties. Borrower’s request for a Revolving Loan will be deemed Borrower’s reaffirmation of its representations and warranties under the Loan Documents, except to the extent such representations and warranties relate solely to an earlier period.

10.          Prepayment. In addition to the prepayment provisions set forth in the Master Agreement, in the event the Revolving Facility is repaid, in whole or in part, as a result of the Borrower refinancing the Revolving Facility with another lender or through funds received from any other party, then Borrower will pay to Lender a fee in an amount sufficient (on a present value basis) to enable Lender to maintain the yield it would have earned during the remainder of the interest period on the amount paid. Such fees will be calculated in accordance with methodology established by Lender (a copy of which will be made available to the Borrower upon request).

11.          Counterparts. This document may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same document.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have caused this Second Supplement to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWER:

GREAT PLAINS ETHANOL, LLC

By:	/s/ Darrin Ihnen
Name:	Darrin Ihnen
Title:	President

LENDER:

AGCOUNTRY FARM CREDIT SERVICES, FLCA

By:	/s/ Randolph L. Aberle
Name: Randolph L. Aberle
Title: Vice President

SIGNATURE PAGE TO SECOND SUPPLEMENT TO
MASTER CREDIT AGREEMENT

EXHIBIT 2A
REVOLVING CREDIT NOTE

$15,000,000	Fargo, North Dakota
August 10, 2007

FOR VALUE RECEIVED, the undersigned, GREAT PLAINS ETHANOL, LLC, d/b/a POET Biorefining – Chancellor, a South Dakota limited liability company (“Borrower”), hereby promises to pay to the order of AgCountry Farm Credit Services, FLCA (together with any subsequent holder hereof, “Lender”) or its successors and assigns, at Post Office Box 6020, 1900 44th Street South, Fargo, North Dakota 58108, (a) on the Revolving Facility Maturity Date (as defined in the Master Credit Agreement between Borrower and Lender dated as of August 10, 2007 and the Second Supplement to the Master Credit Agreement (Revolving Facility) between Borrower and Lender dated the same date (as the same may be amended, restated, supplemented or otherwise modified from time to time), collectively known as the “Credit Agreement”), the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00) or so much of the unpaid principal amount of the Revolving Facility (as defined in the Credit Agreement) as has advanced by Lender to Borrower pursuant to the Credit Agreement, and (b) on each date specified in the Credit Agreement prior to the Revolving Facility Maturity Date, the principal amount of the Revolving Loans payable to Lender on such date as specified therein, in lawful money of the United States of America in immediately available funds, and to pay interest from the Closing Date on the unpaid principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. Borrower also promises to pay Default Interest (as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Lender.

All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation will not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, all upon the terms and conditions therein specified.

THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH DAKOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

GREAT PLAINS ETHANOL, LLC

By:	/s/ Darrin Ihnen
Name:	Darrin Ihnen
Title:	President

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EXHIBIT 2B

Revolving Draw Request

[Date]

AgCountry Farm Credit Services, FLCA

Post Office Box 6020

1900 44th Street South

Fargo, North Dakota 58108

Attention:  Randolph L. Aberle

Dear Sir:

Reference is made to the Master Credit Agreement and Second Supplement thereto, each dated as of August 10, 2007 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), between the undersigned as Borrower, and AgCountry Farm Credit Services, FLCA as Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Revolving Draw Request, and Borrower hereby requests an Advance under the Revolving Facility, and in that connection Borrower certifies the following information with respect to the Advance requested hereby:

(A)          Aggregate principal amount of the requested Advance(1):

(B)           Date of the requested Advance (which is a Business Day):

Borrower hereby represents and warrants that the conditions specified in Section 5 of the Second Supplement are satisfied.

Very truly yours,

GREAT PLAINS ETHANOL, LLC

By:
Name:
Title:

(1) Not less than $100,000 and an integral multiple of $100,000.

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